Exhibit j


                          INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors
First Focus Funds, Inc. (formerly the First Omaha Funds, Inc.):

We consent to the use of our report dated May 4, 2001, incorporated herein and to the reference to our firm under the headings "Auditors" in the statement of additional information, and "Financial Highlights" in the Prospectus.


                                /s/ KPMG-LLP

Omaha, Nebraska
July 27, 2001